              FULL AND FINAL RELEASE OF ALL CLAIMS
              ------------------------------------
   (AMERCO and the Debtors to Mary Anna, Timothy, and Maran)
   ---------------------------------------------------------

            This Release is made pursuant to that certain Settlement Agreement dated September 19, 1995 (the "Agreement"), executed by and among: (i) MARY ANNA SHOEN EATON, a married woman in her sole and separate right ("Mary Anna"); (ii) MARAN, INC. ("Maran"); (iii) EDWARD J. SHOEN ("E. Shoen"); (iv) JAMES P. SHOEN ("J. Shoen"); (v) AUBREY K. JOHNSON ("Johnson"); (vi) JOHN
M. DODDS ("Dodds"); (vii) WILLIAM E. CARTY ("Carty"); and (viii) AMERCO, a Nevada corporation ("AMERCO"). This Release also is executed pursuant to, and in consideration for, the Release dated September 19, 1995 which has been executed by Mary Anna, her spouse TIMOTHY EATON ("Timothy"), and Maran in favor of AMERCO and the Debtors. Terms used herein with their initial letters capitalized that are defined in the Agreement will have the meaning given them in the Agreement unless otherwise defined herein.

           In consideration of the mutual promises set forth in the Agreement and for other good and valuable consideration (including the mutual Release described above), the receipt and adequacy of which are hereby acknowledged, AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty, and each of them, voluntarily, knowingly, and unconditionally, with specific and express intent, and on behalf of themselves and any officers, directors, employees, agents, representatives, accountants, attorneys, affiliates, partners, heirs, predecessors, successors and assigns of any of them (collectively, the "Releasing Parties"), hereby fully release, acquit, and forever discharge Mary Anna, Timothy, and Maran, and each of them and any officers, directors, employees, agents, representatives, accountants, attorneys, affiliates, partners, heirs, predecessors, successors, assigns, and insurers of either of them, and any other party who may be responsible or liable for the acts or omissions of Mary Anna, Timothy, or Maran (collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, defenses, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind or character whatsoever, at law or in equity, in contract or in tort, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown, suspected or unsuspected (collectively, "Claims") that the Releasing Parties (or any of them) had, now have, or hereafter can, will, or may have against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever directly or indirectly arising in connection with or related to: (i) the Agreement, including, but not limited to, the manner in which the Released Parties handle and report for income tax purposes the Settlement Amount and the Stock Purchase Amount; (ii) the Stock Purchase Agreement executed contemporaneously with but separately from the

Agreement;  (iii)  the  Share Case Judgment;  (iv)  the  Punitive
Damage Judgment; (v) the Reorganization Cases; or (vi) any other relationship between the Releasing Parties and the Released
Parties.

            Notwithstanding any other provision hereof, this Release will not release the Released Parties from any liability in conjunction with or resulting from any breach or violation of the Agreement or the Stock Purchase Agreement.

          Each Released Party who is not a party to the Agreement is nevertheless an express and intended third-party beneficiary of both the Agreement and this Release.

           AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty, and each of them, hereby agree that they will not assert, and that they are estopped from asserting, against the Released Parties, or any of them, any Claim that they have released in this Release. In addition, AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty, and each of them, hereby agree that they will not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to any of the Released Parties arising directly or indirectly from any Claim that they have released in this Release, with the exception of obtaining a Specific Performance Order as provided for in the Agreement.

           No waiver or amendment of this Release, or the promises, obligations or conditions herein, will be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release will be offered or received in evidence in any proceeding, arbitration, or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.

           AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty, and each of them, hereby represent and warrant that they have not assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release. AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty, and each of them, will indemnify the Released Parties, and each of them, from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Party or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.

           AMERCO, E. Shoen, J. Shoen, Johnson, Dodds, and Carty hereby agree, represent and warrant that each has had advice of counsel of their own choosing in negotiations for and the preparation of this Release, that each has read this Release or has had the same read to them by their respective counsel, that each has had this Release and the Agreement fully explained by such counsel, that each is fully aware of their contents and legal effect, and that each of the Releasing Parties, therefore, gives this Release voluntarily and with full awareness of the full effect of the Release.

          This Release will be binding upon the heirs, successors and assigns of the Releasing Parties, and will inure to the benefit of the heirs, successors and assigns of Mary Anna, Timothy, and Maran.

           This Release will automatically become effective, without further act of the Releasing Parties or the Released
Parties, upon the earlier to occur of the Closing Date or the entry of a Specific Performance Order.

           This  Release  will be governed by  and  construed  in
accordance  with the laws of the State of Arizona.  By  executing
this   Release,  the  undersigned  consent  to  the   transaction
evidenced hereby.

           The provisions of this Release will be specifically enforceable.

          DATED this 19th day of September, 1995.

                              AMERCO,
                              a Nevada corporation



                              By   /S/ Gary Klinefelter
                                 ----------------------
                                   Its  Secretary & General Counsel
                                        ----------------------------

                              EDWARD J. SHOEN

                              /S/ Edward J. Shoen
                              -------------------

                              JAMES P. SHOEN

                              /S/ James P. Shoen
                              -------------------



                              AUBREY K. JOHNSON

                              /S/ Aubrey K. Johnson
                              ----------------------



                              JOHN M. DODDS

                              /S/ John M. Dodds
                              -----------------



                              WILLIAM E. CARTY

                              /S/ William E. Carty
                              ____________________